Exhibit 10.3

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

TERM NOTE

$15,000,000.00	Montgomery County, Maryland
July 11, 2006

FOR VALUE RECEIVED, EFJ, Inc., a Delaware corporation, E. F. Johnson Company, a Minnesota corporation, Transcrypt International, Inc., a Delaware corporation, and 3e Technologies International, Inc., a Maryland corporation (jointly and severally, the “Borrower”) having an address at c/o EFJ, Inc., 1440 Corporate Drive, Irving, Texas 75038, promise to pay to the order of Bank of America, N.A., a national banking association (the “Lender”), the principal sum of Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Principal Sum”), together with interest thereon at the rate or rates hereinafter provided, as set forth herein. This term Note, as the same may be amended from time to time, is referred to herein as this Note. Amounts repaid or prepaid hereunder cannot be reborrowed.

1. Interest. Commencing as of the date hereof and continuing until repayment in full of all sums due hereunder, interest on the principal balance outstanding from time to time shall accrue at a fluctuating annual rate equal to the “LIBOR-Based Rate” (as hereinafter defined). The LIBOR-Based Rate is equal to the “LIBOR Rate” (as hereinafter defined) in effect from time to time plus the applicable “LIBOR Margin” (as defined below). The “LIBOR Rate” means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent.

LIBOR Rate =	London Inter-Bank Offered Rate
(1.00 - Reserve Percentage)

“London Inter-Bank Offered Rate” means the average per annum interest rate at which U.S. dollar deposits would be offered for an “Interest Period” of one (1) month by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two (2) London Banking Days before the commencement of the Interest Period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that Interest Period will be determined by such alternate method as reasonably selected by Lender. A “London Banking Day” is a day on which Lender’s London Banking Center is open for business and dealing in offshore dollars. “Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages. The first day of the Interest Period must be a day other than a Saturday, or a Sunday on which Lender is open for business in New York and London and dealing in offshore dollars (a “LIBOR Banking Day”). The last day of the Interest Period and the actual number of days during the Interest Period will be determined by Lender using the practices of the London inter-bank market. Absent manifest error, the Lender’s certificate to the Borrower stating the LIBOR Rate for each Interest Period shall be conclusive.

The “LIBOR Margin”, which will be based on the Borrower’s ratio of “Debt” (as defined in the Loan Agreement (as defined below)) to “EBITDA” (as defined in the Loan Agreement), is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

The rate at which interest shall accrue under this Note may change immediately upon any change at the commencement of each Interest Period (if the London Inter-Bank Offered Rate has changed) and/or upon any change in the LIBOR Margin.

If the LIBOR Rate is discontinued or unavailable, interest on the outstanding principal balance shall accrue under at the “Prime Rate” (as hereafter defined) plus the applicable “Prime Margin” (as defined below). The “Prime Rate” is a fluctuating rate announced by the Lender from time to time, in the Lender’s sole discretion, as the Lender’s Prime Rate. Changes in the Prime Rate will be effective, without prior notice, as of the date any change is announced. The Prime Rate is a reference rate only; it is not necessarily the most favorable rate of interest that the Lender charges to any borrower or class of borrowers. The “Prime Margin”, which will be based on the Borrower’s ratio of Debt to EBITDA, is the applicable annual rate of interest shown in the Performance Pricing Grid set forth below.

Performance Pricing Grid means the following table:

	Level 1	Level 2	Level 3	Level 4
Debt/ EBITDA	Ratio >2.50x	2.50 ≥ Ratio >2.25	2.25 ≥ Ratio > 1.00	Ratio ≤ 1.00x
LIBOR +	1.75%	1.50%	1.25%	1.00%
Prime Rate +	2.00%	1.75%	1.50%	1.25%

All interest payable under the terms of this Note shall be calculated by applying a daily interest rate, determined by multiplying the outstanding principal balance by the applicable annual interest rate and dividing the resulting product by 360, to the actual number of days principal is outstanding.

1. Payments and Maturity. The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:

a. interest shall be due and payable quarterly, commencing on the first day of the first calendar quarter after the date of this Note, and on the first day of each succeeding calendar quarter.

b. unless sooner paid, the unpaid Principal Sum, together with all interest accrued and unpaid thereon, and all other amounts owing under this Note shall be due and payable in full on June 30, 2010 (the “Maturity Date”). Notwithstanding the foregoing and provided no “Event of Default” (as hereinafter defined) has occurred, Lender may (by written notice delivered to Borrower), as determined in Lender’s sole and absolute discretion, elect to extend the Maturity

Date upon such terms and conditions as may be acceptable to Lender, in Lender’s sole and absolute discretion. Borrower shall, upon the request of Lender, execute all documents and take all action necessary or requested by Lender to effectuate or evidence such extension, all at the sole cost of Borrower.

2. Default Interest. Upon the occurrence of an Event of Default, the unpaid Principal Sum shall bear interest thereafter, until the Event of Default is cured, at a rate of two percent (2%) per annum in excess of the rate of interest that would otherwise be in effect under this Note.

3. Late Charges. If the Borrower fails to make any payment under the terms of this Note within ten (10) days after the date such payment is due, the Borrower shall pay to the Lender on demand a late charge equal to five percent (5%) of such payment.

4. Application and Place of Payments. Except as otherwise provided in the Loan Agreement, all payments made on account of this Note shall be applied first to the payment of accrued and unpaid interest then due hereunder, second to the unpaid principal balance and the remainder, if any, shall be applied to any other amounts which remain owing hereunder. All payments on account of this Note shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at its office at 1101 Wootton Parkway, 4th Floor, Rockville, Maryland 20852, or at such other times and places as the Lender may at any time and from time to time designate in writing to the Borrower.

5. Loan Agreement. This Note is the “Term Note” described in that certain Revolving Line of Credit Loan Agreement and Security Agreement, dated as of November 15, 2002, by and between the Borrower and the Lender, as amended by that certain First Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of September 13, 2004, and as further amended by that certain Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of the date hereof (said Loan Agreement, as so amended and as the same may hereafter be further amended, the “Loan Agreement”). The indebtedness evidenced by this Note is included within the meaning of the term “Debt” as defined in the Loan Agreement. The term “Loan Documents” as used in this Note shall have the meaning ascribed to that term in the Loan Agreement. Capitalized terms used in this Note but not defined herein have the meanings ascribed to them in the Loan Agreement.

6. Security. This Note is secured by the Collateral described in the Loan Agreement.

7. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (individually, an “Event of Default” and collectively, the “Events of Default”) under this Note:

a. the failure of the Borrower to pay to the Lender when due any amount payable by the Borrower to the Lender under the terms of this Note; or

b. the occurrence of an event of default under any of the other Loan Documents.

8. Remedies. Upon the occurrence of an Event of Default, at the option of the Lender, all principal, accrued interest and other sums payable by the Borrower to the Lender under the terms of this Note shall become immediately due and payable, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other Loan Documents and all applicable laws. The Borrower and all endorsers hereby jointly and severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower or any endorsers.

9. Confession of Judgment. The Borrower hereby appoints Joseph P. Corish and Jennifer A. Brust, and each of them, as the Borrower’s true and lawful attorney-in-fact, for the Borrower, in the Borrower’s name, place and stead, to confess judgment against the Borrower, upon the occurrence of an Event of Default, in the Circuit Court of Montgomery County, Maryland, for the principal outstanding under this Revolving Note, together with interest, late payment charges, court costs and attorney’s fees equal to fifteen percent (15%) of the unpaid principal balance for which judgment is confessed, hereby ratifying and confirming the acts of said attorney-in-fact as fully as if done by the Borrower. Notwithstanding the amount confessed for attorneys fees, Lender agrees that enforcement of the judgment for such attorneys fees so confessed shall not exceed the amount of fees and expenses actually charged by counsel for Lender for services rendered by counsel in connection with the confession of such judgment and the collection of the sums owing by Borrower to Lender. The Borrower consents to immediate execution of any such confessed judgment and waives the benefit of any homestead or other exemption laws. Any provisions set forth hereafter regarding arbitration of disputes between the Borrower and the Lender shall not be deemed to limit Lender’s right to have the attorneys-in-fact named in this paragraph confess judgment against the Borrower in favor of the Lender following the occurrence of an Event of Default.

10. Expenses. The Borrower promises to pay to the Lender on demand by the Lender all costs and expenses incurred by the Lender in connection with the collection and enforcement of this Note or the defense of this Note (subject to any limitations set forth in the Loan Documents), including, without limitation, all attorneys’ fees and expenses, all court costs and all arbitration fees and costs.

11. Notices. Any notice, request, or demand to or upon the Borrower or the Lender shall be deemed to have been properly given or made when delivered in accordance with the Loan Agreement.

12. Miscellaneous. Each right, power, and remedy of the Lender as provided for in this Note or any of the other Loan Documents, now or hereafter existing under any applicable law or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Note or any of the other Loan Documents now or hereafter existing under any applicable law, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers, or remedies. No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Note or any of the other Loan Documents, or to exercise any right, power, or remedy available upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude the Lender from exercising any such right, power, or remedy at a later time or times. By accepting payment after the due date of any amount payable under the terms of this Note, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under the terms of this Note or to declare an Event of Default for the failure to effect such prompt payment of any such other amount. No course of dealing or conduct shall be effective to amend, modify, waive, release, or change any provisions of this Note.

13. Partial Invalidity. If any term or provision of this Note or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Note and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Note shall be valid and be enforceable to the fullest extent permitted by law.

14. Captions. The captions herein set forth are for convenience only and shall not be deemed to define, limit, or describe the scope or intent of this Note.

15. Governing Law. The provisions of this Note shall be construed, interpreted and enforced in accordance with the laws of the State of Maryland (excluding Maryland’s choice of law rules).

16. Consent to Jurisdiction. Provisions of the Loan Agreement concerning the Borrower’s consent to the jurisdiction of state and federal courts sitting in the State of Maryland are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

17. Waiver of Trial by Jury. Provisions of the Loan Agreement concerning the Borrower’s and the Lender’s mutual waiver of trial by jury in disputes between the Borrower and the Lender are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

18. Arbitration. Provisions of the Loan Agreement specifying that certain disputes between the Borrower and the Lender shall be resolved by binding arbitration are incorporated into this Note by reference and shall have the same force and effect as if fully set forth in this Note.

19. Joint and Several Liability; Notices to Borrower. The liability under this Note of the persons comprised by the term Borrower shall be joint and several. References in this Note to the Borrower shall refer to each such person or to all of them as the context may require. Any notice that the Lender provides to EFJ, Inc. in accordance with the Loan Agreement shall be deemed to have been given to all of the persons comprised by the term Borrower.

(Signatures and Notary Acknowledgments on following pages)

IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed by its duly authorized officer or officers as of the date first written above.

EFJ, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

E. F. JOHNSON COMPANY, a Minnesota corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

TRANSCRYPT INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

3e TECHNOLOGIES INTERNATIONAL, INC., a Maryland corporation

By:	/s/ Jana Ahlfinger Bell	(SEAL)
Name:	Jana Ahlfinger Bell
Title:	Chief Financial Officer

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of EFJ, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of E. F. Johnson Company, a Minnesota corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Chief Financial Officer of Transcrypt International, Inc., a Delaware corporation, this 6th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009

State of Texas	)
County of Dallas	) To Wit:

Acknowledged before me by Jana Ahlfinger Bell as Secretary of 3e Technologies International, Inc., a Maryland corporation, this 7th day of July, 2006.

[SEAL]	/s/ Amy M. Fritts
Notary Public

My commission expires: November 7, 2009